UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2007

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 10, 2007, Tidewater Inc. (the “Company”) entered into a Severance Agreement with J. Keith Lousteau, the Company’s Executive Vice President and Chief Financial Officer. The Severance Agreement provides Mr. Lousteau with certain benefits in the event of the termination of his employment under certain circumstances during the three-year term of the agreement. In particular, if the Company terminates his employment without cause (as defined in the agreement), or if he voluntarily terminates his employment for good reason (as defined in the agreement), Mr. Lousteau will receive a lump-sum cash payment equal to three times the sum of (a) his base salary in effect at the time of termination and (b) the average of the annual bonuses earned by Mr. Lousteau (inclusive of any banked amounts) with respect to the three full fiscal years that immediately preceded the termination date. In addition, the Company shall (a) continue to provide Mr. Lousteau insurance and welfare benefits for 18 months following termination of employment, (b) provide outplacement assistance for a period of 18 months following termination of employment (not to exceed an aggregate of $25,000), (c) cause any unvested stock options or restricted stock to become fully vested, and (d) pay Mr. Lousteau any positive balance in his bonus bank. In consideration of these benefits, Mr. Lousteau agrees to maintain the confidentiality of the Company’s confidential information.

The Severance Agreement is attached to this Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statement and Exhibits

(d)	Exhibits.

10.1	Severance Agreement between Tidewater Inc. and J. Keith Lousteau.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Cliffe F. Laborde
Cliffe F. Laborde Executive Vice President and General Counsel

Date: May 14, 2007

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